Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated as of July 31, 1998 by and between UNLIMITED HOLDINGS, INC. (hereinafter referred to as "Seller"), LOCKHART
CARIBBEAN CORPORATION (hereinafter referred to as "Buyer") and GUARDIAN INSURANCE COMPANY, INC. (hereinafter referred to as the "Corporation").

                                   WITNESSETH:

IN CONSIDERATION of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

 1.      SUPERSEDING EFFECT

         This Stock Purchase Agreement (the "Agreement") supersedes all oral or written agreements between the parties and constitutes the entire agreement between the parties, except for paragraphs 6, 7 and 8 of a Preliminary Acquisition Agreement dated June 4, 1998 between the parties hereto respecting this transaction (the "Preliminary Acquisition Agreement").

 2.      STOCK TO BE PURCHASED

         The Buyer shall purchase from the Seller all the issued and outstanding capital stock of the Corporation, consisting of Fifteen Thousand Five Hundred Fifty-Six (15,556) shares of common stock (the "Corporation's Stock"), thus transferring every asset reflected on the Corporation's financial statements and all other off-balance sheet assets, including all of the Corporation's right, title and interest in and to all tangible and intangible assets of the Corporation excluding only such assets as are set forth in Exhibit "A", entitled "Non-Transferred Assets of the Corporation", dated July 31, 1998. Notwithstanding anything to the contrary in this agreement, Buyer shall not assume any liabilities or obligations of the Corporation not disclosed in the Corporation's unaudited financial statements for the quarter ending June 30, 1998, or specifically assumed and provided for in this Agreement.

 3.      ACQUISITION PRICE

         The total purchase price for the  Corporation's  Stock will be equal to
1.5 times the Net Aggregate Stated Capital and Surplus (as hereinafter defined) as appearing on the Closing Financial Statements (as hereinafter defined), subject to adjustment as stated in Subsections 3A and 3B (the "Acquisition Price"). The "Closing Financial Statements" means those financial statements to be provided by Seller to Buyer, as set forth in Subsection 6Q , consisting of a statement of profit and loss of the Corporation for the period from January 1, 1997 ending December 31, 1997, and a balance sheet for the Corporation as at December 31, 1997, provided that the Closing (as hereinafter defined) shall occur on or before October 31, 1998. Said Closing Financial Statements shall be certified by a certified public accountant satisfactory to Buyer and shall contain an unqualified expression of opinion that, after an audit conducted by said accountant in accordance with generally accepted auditing standards, the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

         A.       Eagle Star Account Receivable

         In determining the Acquisition Price, the aggregate stated capital and surplus appearing on the Closing Financial Statements shall be reduced by the amount stated on said statements as the value of the Eagle Star account receivable (the "Eagle Star Adjustment").

         B.       Marilyn Claims Adjustment

         In determining the Acquisition Price, the aggregate stated capital and surplus appearing on the Closing Financial Statements shall be reduced further (the "Marilyn Claims Adjustment") by an amount equal to the reserve (the "Marilyn Claims Reserve") established by agreement of the parties to fund payment of the pending disputed insurance claims (including litigation costs and expenses) that arose out of casualty losses that occurred during Hurricane Marilyn (a list of said claims are attached hereto as Exhibit "B"). After Closing, during the pendency of the Marilyn Claims Reserve, to the extent that the Corporation shall be able to off-set future net revenues against the net loss carryforward appearing on the Closing Financial Statements, the Marilyn Claims Reserve shall be reduced by an amount equal to each such off-set and the Seller shall receive additional Acquisition Shares (as hereafter defined) determined as provided in Section 3 on the basis of the value of each such off-set. The balance of the aggregate stated capital and surplus appearing on the Closing Financial Statements remaining after the Eagle Star Adjustment and the Marilyn Claims Adjustment is referred to herein as the "Net Aggregate Stated Capital and Surplus."

         C.       Further Adjustment.

         The Acquisition Price may be reduced further with the consent of the Seller, based on developments or events that have a materially adverse effect on the Corporation or its Business prior to Closing.

 4.      PAYMENT

         The Acquisition Price shall be paid by delivery to Seller at Closing of such number of shares of Class A Common Stock of Buyer valued at $6.50 per share as are necessary to equal the Acquisition Price (the "Acquisition Shares"); provided, however, that in the event Buyer issues Class A Common Stock of Buyer for a price less than $6.50 per share at any time prior to January 1, 2000, the number of Acquisition Shares shall be proportionately increased and provided, further, that Seller shall have the right for a 180-day period commencing three
(3) years from the Closing, to require Buyer to redeem from Seller the Acquisition Shares at a price of $8.30 per share (prorated by any subsequent increase in the number of shares delivered to Seller resulting from a reduction in the issue price per share below $6.50). Seller acknowledges that (i) Buyer is in the process of becoming a publicly held company under the Securities Act of 1933, as amended (the "Securities Act"), and as such the Acquisition Shares held by Seller will be subject to the provisions of Rule 144 of the Securities Act regarding the disposal of such shares to third parties; and (ii) the Class A Common Stock currently is not listed or traded on any stock exchange or other quotation system, and there can be no assurance that the initial public offering will be completed or that an active public market for Buyer's Class A Common Stock will develop or be sustained in the event of a successful completion of the initial public offering.

 5.      CLOSING

         The Closing of the transaction contemplated by the Agreement shall occur in accordance with the following (the "Closing"):

         A.       Place

         The Closing shall take place at the offices of Dudley, Topper and Feuerzeig, 1A Frederiksberg Gade, St. Thomas, U.S. Virgin Islands. The Closing date will be scheduled within thirty (30) days of (i) completion of due diligence to the satisfaction of Buyer and (ii) the receipt of regulatory consents from applicable governmental authorities, including the specific approval of this transaction by the insurance regulatory authorities for the U.S. Virgin Islands (the "Closing Date"); provided, however, that the Closing shall in all events be held by no later than October 31, 1998. If for any reason the Closing shall not take place on or before October 31, 1998, and the deadline date has not been extended by mutual agreement, by written notice to the other party, either party may cancel the transaction after any such deadline date and neither party shall have any further obligation to the other.

         B.       Deliveries and Payment

         (1) At the Closing the Seller shall deliver to the Buyer (or to a designated wholly-owned subsidiary of the Buyer) those items set forth in
Section 6, and Buyer shall deliver to Seller the Acquisition Shares as set forth in Section 4.

         (2) At the Closing the Seller shall deliver to the Buyer (or to a designated wholly-owned subsidiary of the Buyer) a certificate signed by the President and Secretary of the Corporation and guaranteed by the Seller to the effect that there has been no material adverse change in the financial condition or business of the Corporation as of the Closing Date.

         C.       Memorandum of Closing

         On the Closing Date, the parties shall execute a Memorandum of Closing which shall state the events that occurred at the Closing. All transactions at the Closing shall be considered to take place simultaneously. No delivery shall be considered to be made until all transactions are completed.

 6.      DOCUMENTS TO BE DELIVERED BY SELLER  AT CLOSING

         The originals of all documents set forth below shall be delivered by the Seller or the Corporation to Buyer (or to a designated wholly-owned subsidiary of the Buyer) at the Closing except for items B, C, D, G, H, K, O and Q, which shall be provided at least ten (10) business days before the Closing:

         A.  The  Corporation  Stock   Certificates,   free  and  clear  of  all
encumbrances, fully paid, non-assessable, and duly endorsed in blank.

         B. All leases to which the Corporation is a party, together with the written consent of any landlord as may be required under such leases.

         C. The Corporation's license(s) to do business in the jurisdictions in which it operates.

         D.  Broker/Agent Agreements to which the Corporation is a party.

         E   Contracts requiring performance after the Closing and contracts with warranties which shall remain in effect after the Closing.

         F.  Warranties on the Corporation's equipment assets.

         G. Opinion letter of the Corporation's and Seller's counsel, as described in Section 13 and Section 14 hereof.

         H.  Certificates  of good standing of the Seller and of the Corporation
(and of any subsidiaries thereof) certified by the Office of the Lieutenant Governor of the Virgin Islands or any other appropriate official, as of no more than four weeks prior to the Closing Date.

         I. Resignations of all present directors and officers of the Corporation effective on the Closing Date.

         J. Minute book(s), stock transfer book(s), stock certificate book and corporate seal(s) of the Corporation.

         K. Noncompetition Agreements as described in Section 11 of this Agreement.

         L. Documentation that the Corporation's insurance contract forms have been filed and approved pursuant to 22 V.I.C. ss.810.

         M. Resolutions of the Board of Directors of Seller unanimously approving the sale of the stock and unanimously approving the guaranty and indemnities given to Buyer by Seller as set forth in Subsection 5B(2) and
Section 15 hereof.

         N. Written approval of the sale of the Corporation by the Shareholders of Seller.

         O. Annual reports filed by the Corporation under 22 V.I.C.ss.222 and 22 V.I.C.ss.602.

         P. A paid receipt from the law firm of Hodge & Francois, indicating that all attorney's fees, costs and expenses incurred by the Corporation in the pursuit of the Eagle Star Claim have been paid in full, through the month immediately preceding Closing.

         Q. The Closing Financial Statements (as defined in Section 3). These shall be provided to Buyer as soon as they are available.

         R. The certificate specified in Subsection 5B(2) above.

         S. Any other instruments and documents which are required to fulfill the obligations of the Seller under this Contract.

 7.      CONDITIONS TO THE OBLIGATIONS OF THE BUYER

         The obligations of Buyer to proceed with the Closing are subject to the satisfaction on or before the Closing Date of all of the following conditions:

         A. Seller shall have complied with each of its covenants and agreements contained herein, and each of Seller's representations and warranties contained in Section 9 shall be true on and as of the Closing Date.

         B. Delivery of the items required to be delivered by Seller pursuant to
Section 6.

         C. Approval by the insurance authorities for the U.S. Virgin Islands and by any other regulatory authority as may be required for the lawful transfer of ownership or control of the Corporation by any jurisdiction in which the Corporation does business.

         D. Completion of due diligence to the reasonable satisfaction of Buyer in accordance with the terms of Section 20 of this Agreement.

         E. No material adverse change in the financial condition of the Corporation from that stated in the Closing Financial Statements, or in the relationships with the insurance agents or reinsurers with whom the Corporation does business.

         F. No material change in the conduct of the Corporation's business pending Closing, in accordance with the terms of Section 18 of this Agreement.

         G. The Corporation and Seller shall have entered into an agreement satisfactory to the Buyer modifying the rent provisions of the lease agreement for the Corporation's occupancy of its offices in the Guardian Building located at 14A Estate Thomas, St. Thomas, V.I., to take effet not later than thirty (30) months from the Closing Date.



 8.      CONDITIONS TO OBLIGATIONS OF SELLER AND THE CORPORATION.

         The conditions of Seller and the Corporation to proceed with the Closing are subject to the satisfaction on or before the Closing Date of all of the following conditions.

         A. Buyer shall have complied with each of its covenants and agreements contained herein and each of Buyer's representations and warranties contained in
Section 10 of this Agreement shall be true on and as of the Closing Date.

         B. Delivery of the items  required to be delivered by Buyer pursuant to
Section 5B of the Agreement.

         C. Approval by the insurance authorities for the U.S. Virgin Islands and by any other regulatory authority as may be required for the lawful transfer of ownership or control of the Corporation by any jurisdiction in which the Corporation does business.

         D. Buyer shall have executed the employment agreements with Raymond Fournier and Octavio Estrada as provided in Section 19B of this Agreement.

         E. Buyer and/or the Corporation shall have executed an agreement satisfactory to Seller assigning to Seller the RMS and the Eagle Star Claims as provided in Sections 32A and B of this Agreement.

         F. Buyer shall have delivered to Seller a resolution of the Board of Directors of Buyer approving the purchase of the Corporation's Stock, the issuance and delivery of the Acquisition Shares and the execution and delivery of any other documents required to be delivered by Buyer under this Agreement.

         G. Buyer shall have simultaneously closed the transaction pursuant to which it acquires the shares of stock of Heritage Insurance Company (Carribean), Ltd. from the Fournier-Ruiz Trust and the Fournier-del Valle Trust pursuant to the terms of a stock purchase agreement of even date executed by and between the Buyer and said trusts.

 9.      REPRESENTATIONS OF CORPORATION AND SELLER

         The Corporation and Seller warrant and represent as follows, which representations shall survive the Closing for five (5) years except those dealing with taxes that will survive for the applicable statute of limitations period:

         A.       Right to Sell

         Seller and the Corporation have the full power and right to execute this Contract and Seller has the full right and power to sell the Corporation's Stock. The Seller and the Corporation will present directors' resolutions approving the sale of the Corporation's Stock, certificates of good standing, certificates of incumbency as to officers and directors and any other corporate documentation reasonably requested by Buyer.

         B.       Stock Ownership

         Seller is the owner, free and clear of any lien or encumbrance, of the Corporation's Stock. Said Corporation Stock constitutes all of the issued and outstanding shares of the Corporation. The Seller has not issued or granted any options or other rights to purchase the Corporation's Stock; neither is there any contract or other obligation on the part of the Seller or the Corporation to issue any stock of the Corporation to any third party.

         C.       Capitalization

         The entire authorized capital stock of the Corporation consists of fifty thousand (50,000) shares of common stock, of which presently fifteen thousand five hundred fifty-six (15,556) are issued and outstanding, fully paid and non-assessable.

         D.       Subsidiaries, Cross-Guarantees and Inter-Company Transfers

         The Corporation does not have any subsidiaries. The Corporation has not guaranteed or agreed to guarantee any debts of its shareholders, or of any of its officers, directors or employees, or any other person or entity whatsoever. There are no accounts receivable or transfers between the Seller or affiliates of the Seller (including any related corporation or director, officer or employee of Seller) and the Corporation that are being questioned from an accounting standpoint or by any regulatory body. Notwithstanding the foregoing, the parties acknowledge that accounts receivables due from Unlimited Holdings in the amount of Four Thousand Dollars ($4,000.00) and Heritage Holdings in the amount of One Hundred Thirty-Five Thousand ($135,000.00) appearing on the Closing Financial Statements shall, in consideration of the results of operations subsequent to December 31, 1997, be deemed settled at Closing.

         E.       Organization and Standing of the Corporation and the Seller

         (1) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the U.S. Virgin Islands. A copy of the Corporation's Articles of Incorporation and all amendments thereto as of the date of this Agreement, duly certified by the Office of the Lieutenant Governor, is attached hereto as Exhibit "C". A copy of the Corporation's By-Laws, certified by the Corporation's Secretary, and all amendments thereto as of the date of this Agreement is attached hereto as Exhibit "D". Said copies of the Articles of Incorporation and the Bylaws are complete and correct as of the date of this Agreement. The Corporation is qualified to do business and is doing business in the United States Virgin Islands and the British Virgin Islands, and is qualified to operate and is in good standing in the U.S. Virgin Islands, the British Virgin Islands and any other jurisdiction in which the nature of the business conducted by it and the property owned by it makes such qualification necessary.

         (2) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the U.S. Virgin Islands. The execution of this Agreement and Seller's performance thereunder has been duly authorized under the terms of its corporate charter and governing documents and the Closing shall not result in the breach of any contract or other obligation by which the Seller is bound.

         F.       Title

         The Corporation is the owner of and has good and marketable title, free from any and all encumbrances, to all assets of the Corporation except as set forth in Exhibit "E", entitled "Encumbered Assets of the Corporation", dated July 31, 1998.

         G.       Financial Statements

         The financial statements referenced in Subsections 9G (1) and (2) below which have been delivered to Buyer and attached hereto as Exhibit "F", together with the Closing Financial Statements (as defined in Section 3), once they are delivered to Buyer in accordance with Subsection 6Q, (the "Financial Statements") accurately set forth the results of operations of the Corporation for the applicable periods, and such balance sheets present a true and complete statement of the financial condition, assets and liabilities of the Corporation for the applicable periods. There has not been any material adverse change in the financial condition of the

Corporation from that stated in the Financial Statements, or in the relationships with the insurance agents or reinsurers with whom the Corporation does business. The foregoing notwithstanding, the parties acknowledge the sale of the Corporation portfolio held by C.E. Brathwaite & Associates, Inc. to Marshall & Sterling, Inc. and, further, the pending negotiations by the Corporation for the acquisition of the insurance portfolio owned by J.C. Morton and Associates, Inc.

         (1) Statements of profit and loss of the Corporation for the calendar years 1995 through 1997, inclusive, and balance sheets for the Corporation as of December 31 for each of said three (3) years were certified by Price Waterhouse, LLP, a certified public accountant and contain an unqualified expression of opinion that said statements have been prepared in accordance with generally accepted accounting principles consistently applied; and

         (2) A statement of profit and loss of the Corporation for the calendar quarter ending June 30, 1998, unaudited and verified by the Corporation's President and Treasurer;

         (3) In the event that Buyer determines that it is required to provide financial statements of the Corporation in order to comply with federal or state securities law requirements, Seller shall provide, or shall cause the Corporation to provide, to Buyer audited financial statements (including a balance sheet and statements of income and cash flows) for the Corporation for the Corporation's most recent fiscal year and unaudited financial statements for all interim periods specified in Rules 3-01 and 3-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"). In addition, Sellers shall direct, or shall cause the Corporation to direct, the Corporation's independent certified public accountants to cooperate with the Buyer for purposes of developing and compiling the financial information desired by Buyer in order to comply with federal or state securities law requirements.

         H.       Compliance with Laws

         To the best of Seller's knowledge and belief, the Corporation has complied with all federal, state, territorial and other local laws, rules and regulations applicable in the jurisdictions in which it operates and has the following licenses: Certificate of Authority dated_____________ issued by the Lieutenant Governor of the Virgin Islands with an expiration date of December 31, 1998 authorizing the Corporation to engage in the business of an insurance company pursuant to Title 22 of the Virgin Islands Code, and specific authority to write automobile insurance.

         I.       Contracts to Sell or Mortgage Assets or Stock

         Other than as set forth in the Preliminary Acquisition Agreement, neither the Corporation nor the Seller has entered into any contract to sell, assign, pledge or mortgage all or any part of the Corporation's Stock or its assets or Seller's interest in either.

         J.       Contracts

         (1) All contracts material to the operation of the business of the Corporation -- a full and complete list of which is attached hereto as Exhibit "F.1" -- are in good standing, valid and binding on the parties thereto, free of material default by any party thereto, and will continue to be the valid and binding obligation of the parties thereto in accordance with their respective terms after Closing;

         (2) prior to the Closing Date Seller shall have caused the Corporation to deliver to Buyer correct and complete copies of all material contracts; and

         (3) to the extent that the transaction contemplated by this Agreement shall constitute an assignment of any material contract, which shall require the consent of any party to such contract, such consent shall have been obtained in writing on or before the Closing Date.

         K.       Taxes

         The Corporation shall not on the Closing Date be in default for payment of federal, state, territorial or other local taxes including withholding, insurance premium, gross receipts, personal or real property, sales, use, social security and unemployment taxes, fees and obligations.

         L.       Litigation

                  (1) Except as set forth in Exhibit "G" attached hereto, there are no suits, claims, consent decrees or other proceedings in law or equity pending, nor are there regulatory proceedings of any kind pending, or threatened against the Corporation or, with respect to the Corporation's Stock, against the Seller.

                  (2) Except as set forth in Exhibit "G" attached hereto, there are no suits, claims consent decrees or other proceedings in law or equity pending or contemplated in which the Corporation or, with respect to the Corporation's Stock, in which the Seller is plaintiff or petitioner.

         M.       Judgments

         There is not now nor shall there be at the time of Closing any judgments, liens or other encumbrances outstanding against the Corporation generally, or, with respect to the Corporation's Stock, against the Seller.

         N.       Investigations

         We are not aware of any pending or anticipated federal, state, territorial or local investigations with respect to the Corporation generally, or, with respect to the Corporation's Stock, the Seller, including investigations by regulatory officials by regulatory officials, except for the 1993 and 1994 audits being performed by the Division of Banking and Insurance, which are still pending final report.

         O.       Power of Attorney

         Neither Seller nor the Corporation have a power of attorney outstanding with respect to Corporation's Stock or the Corporation's business.

         P.       Directors, Officers and Bank Accounts

         The Corporation has delivered to the Buyer a true and complete list, attached hereto as Exhibit "H" as of the date of this Agreement, certified by an authorized officer of the Corporation, setting forth the following:

                  (1) The names and addresses of all the Corporation's directors and officers; and

                  (2) The name, address and account number of each bank in which the Corporation has an account or safe deposit box and the names and addresses of all persons authorized to draw thereon or to have access thereto.

         Q.       Government and Other Consents

         Other than the approval of the Lieutenant Governor of the U.S. Virgin Islands, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with (a) the execution, delivery and performance by the Corporation or Seller of this Agreement, and (b) the sale and delivery of the Corporation's Stock.

         R.       Maintain Business as a Going Concern

         The Seller and the Corporation will use their best efforts to maintain the Corporation as a going concern operating in its normal course of business as a licensed Virgin Islands insurance company .

         S.       Minute Books

         The minute books of the Corporation accurately reflect all material corporate action of its shareholders and Board of Directors.

         T.       Disclosures

         The Buyer has been informed of all matters concerning or relating to the Corporation or its affairs, assets, and business which are or could be deemed material to making an informed judgment as to whether to enter into and, at Closing, to consummate this Agreement.

         U.       Employee Benefit Plans

         Except as set forth in Exhibit I the Corporation is not bound by or liable under any "employee benefit plan" or "pension plan" as such terms are defined in the Employment Retirement Income Security Act of 1974 ("ERISA"), as amended. In addition, any such plan by which the Corporation is bound is (i) fully funded , (ii) current in all respects, and (iii) qualified under ERISA and the United States Internal Revenue Code of 1984, as amended.

         V.       Business Records

         The books and records of the Corporation, including but not limited to all of the books and records made available to Buyer for inspection during the course of its due diligence investigation pursuant to Section 20 of this Agreement, are maintained at the Corporation's principal place of business located at Guardian Insurance Company, Guardian Building, 14A Estate Thomas, P.O. Box 9109, St. Thomas, Virgin Islands 00801, and are intact, complete, true and accurate.

         W.       Year 2000 Compliance

         The status of the Corporation's software and related hardware used in connection with the Corporation's business with respect to their ability to handle date information before, during, and after January 1, 2000, including, but not limited to accepting date-sensitive input, performing date- sensitive calculations, and providing date-sensitive output is reflected in the letter attached hereto as Exhibit K.

10.      REPRESENTATION OF BUYER

         Buyer warrants and represents as follows, which representations shall Survive the Closing for a period of five (5) years:

         A.       Right to Buy

         Buyer has the full power and right to execute this Agreement and has the full right and power to acquire the Corporation's Stock and to issue the Acquisition Shares provided herein. Buyer will present directors' resolutions approving the purchase of the Corporation's Stock and any other corporate documentation reasonably requested by Seller.

         B.       Organization and Standing of the Buyer

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the U.S. Virgin Islands. The execution of this Agreement and Buyer's performance thereunder has been duly authorized under the terms of its corporate charter and governing documents and the Closing shall not result in the breach of any contract or other obligations by which the Buyer is bound.

11.      COVENANT NOT TO COMPETE

         A. At Closing the Seller shall cause Walter R. Fournier, Raymond L. Fournier, Octavio Estrada and W. Ricardo Fournier to enter into the appropriate covenants not to compete with the Corporation, which covenants not to compete shall provide that the individual executing said agreement will not directly or indirectly, either as an employee, partner, stockholder, officer, director, proprietor, owner or otherwise, engage or become interested financially or otherwise in any business in competition with the Corporation for five (5) years in jurisdictions in which the Corporation is licensed or qualified or otherwise conducts the business of insurance, specifically excepting, however, from the scope of the agreement the Commonwealth of Puerto Rico.

         B. If the Buyer sells the Corporation, its stock or all of its assets, the Buyer shall have the right to assign the covenants set forth above. The individuals executing said covenants shall remain bound by the terms of said covenants to any and all subsequent purchasers of the Corporation, its stock or all of its assets.

12.      DAMAGE OR DESTRUCTION OF CORPORATION'S ASSETS

         A. The Corporation shall maintain its assets in the condition as they existed at the time of Buyer's inspection, ordinary wear and tear excepted.

         B. However, if the Corporation's assets are damaged or destroyed, to the extent of Twenty Percent (20%) or more of the value of such assets as set forth in the Closing Financial Statements, or the Corporation loses insurance accounts to the extent of Fifty Percent (50%) or more of such accounts prior to Closing, Buyer's sole remedy shall be the right to terminate this Agreement without any liability on either Buyer or Seller.

13.      OPINION OF CORPORATION'S COUNSEL

         On the Closing Date, the Corporation shall deliver an opinion of the Corporation's counsel dated the Closing Date, which shall opine that:

         A. The Corporation's existence, good standing and authorized and issued stock are as stated in Section 9.

         B. This Agreement has been duly and validly authorized, executed and delivered by the Corporation and constitutes the valid, binding and enforceable obligation of the Corporation.

         C. The Corporation has good and marketable title to all of its property and assets covered by this Agreement.

         D. Counsel does not know or have reasonable cause to know of any claim, litigation, administrative proceeding, regulatory proceeding or governmental investigation pending or threatened against the Corporation or its assets other than those disclosed on Exhibits B and G.

14.      OPINION OF THE SELLER'S COUNSEL

         On the Closing Date, the Seller shall deliver an opinion of the Seller's counsel dated the Closing Date, which shall opine that:

         A. The Seller's existence and good standing are as stated in Section 9.

         B. This Agreement has been duly and validly authorized, executed and delivered by the Seller, and constitutes the valid, binding and enforceable obligation of the Seller.

15       INDEMNIFICATION BY THE PARTIES

         A.       Indemnification by Seller

         The Seller hereby agrees to indemnify and hold the Buyer and its successors and assigns harmless in respect of any and all liabilities and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith) incurred by the Buyer and its successors and assigns in connection with any breach of the representations and warranties by Seller set forth in Section 9, of this Agreement, notice of which have been received by Seller within a period of three (3) years from the Closing date. These provisions shall survive the Closing.

         B.       Indemnification by Buyer

         Buyer hereby agrees to indemnify and hold the Seller and its successors and assigns harmless in respect of any and all liabilities and expenses (including, without limitation settlement costs and legal, accounting and other expenses in connection therewith) incurred by the Seller and its successors and assigns in connection with any breach of the representations and warranties of Buyer set forth in Section 10 of this Agreement, notice of which have been received by Buyer within a period of three (3) years from the Closing Date. These provisions shall survive the Closing.

         C.       Procedure for Indemnification

         (i) The party claiming indemnification (the "Claimant"), shall give reasonably prompt notice to the party from whom identification is claimed (the "Indemnifying Party") of any claim whether between the parties or brought by a third party, specifying: (a) the factual basis for such claim and (b) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten
(10) days after written notice of such action, suit or proceeding is received by Claimant.

         (ii) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 20 days (or such shorter period of time as it required to respond to the subject litigation or proceeding) to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 20-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay tot he Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree, the parties shall use their reasonable efforts to negotiate a resolution of such dispute within said period (or any mutually agreed upon extension thereof.) If the parties fail to agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

         (v) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third party claim, the Claimant shall have the right to participate in the defense of such claim and retain separate co-counsel at its own expense; provided (a) if requested to participate at Indemnifying Party's request, (b) if the Claimant reasonably believes that a conflict of interest exists between Claimant and the Indemnifying Party, (c) if the Indemnifying Party does not admit to Claimant right to reimbursement or (d) if the Indemnifying Party fails to promptly assume and prosecute the defense of such third party claim, then the Claimant will be reimbursed for reasonable expenses of its own counsel. The indemnifying Party will select counsel reasonably satisfactory to the Claimant. The Indemnifying Party will not consent to an entry of judgment or settlement without release of liability and, with respect to nonmonetary terms, the Claimant's consent (not to be unreasonably withheld or delayed).

         (iv) If a claim, whether between the parties or by a third party, requires immediate action the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

         (v) If the Indemnifying party does not elect control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

16.      FURTHER ASSURANCES

         Buyer and Seller shall execute any and all documents, prior to and after the Closing Date, that are required to implement or confirm the terms and intent of this Agreement.

17.      DEFAULT BY THE SELLER

         If the Seller shall fail, refuse or be incapable of delivering any of the Corporation's Stock to be sold hereunder, such failure, refusal or incapacity shall not relieve the Seller of any obligation under this Agreement. In such event, the Buyer, at its option, may either purchase the remaining stock which it is entitled to purchase hereunder, or refuse to make such purchase and terminate all of its obligations under this Agreement.

18.      CONDUCT OF THE CORPORATION'S BUSINESS PENDING CLOSING

         The  Corporation  and Seller  warrant  and  represent  that,  until the
Closing:

         A. The business of the Corporation shall be conducted in its ordinary course.

         B. Without the written consent of the Buyer, the Corporation shall not enter into any contract -- other than insurance contracts issued in the ordinary course of business -- that shall (i) commit the Corporation to an expenditure in excess of Two Thousand Five Hundred ($2,500.00) Dollars, or (ii) be for a term lasting more than ninety (90) days after the Closing Date .

         C. The Corporation shall comply with all laws, rules and regulations of
Federal,  State,   Territorial,   Commonwealth,   City,  and  Local  Governments
applicable in any jurisdiction in which it operates.

         D. The Corporation shall not knowingly violate or default under the terms of any lease or contract used or useful in the conduct of the business of the Corporation.

         E. The Corporation shall not sell, exchange or otherwise encumber any of the assets of the Corporation in any way whatsoever.

         F. The Corporation shall not dispose of any of its assets except those consumed in the regular conduct of the business.

         G. The Corporation shall not increase the compensation payable to any of the employees, officers, directors or consultants of the business, excepting only those specifically agreed by the Buyer to take effect August 1, 1998.

         H. The Corporation shall not hire additional permanent employees for use in the business or discharge any present employees of the business without prior written notification to the Buyer.

         I. The Seller and Corporation shall preserve the goodwill of the Corporation's customers and accounts and others having business relations with the Corporation.

         J. There shall be no modifications in the financial condition of the Corporation as set forth in the Closing Financial Statements, except as will occur in the ordinary and regular conduct of the Corporation's business.

         K. There will not be any changes in the legal structure of the Corporation, or its Articles of Incorporation, or its By-Laws.

         L. No dividends will be declared or paid on the stock of the Corporation.

         M. The Corporation shall not enter into or renew any employment contracts without the Buyer' s prior written consent (which shall not be unreasonably withheld).

         N. The Corporation shall not modify the fringe benefits offered to its employees without the Buyer's prior written consent (which shall not be unreasonably withheld).

         O. The Corporation shall not grant any bonuses other than routine cash bonuses to employees in accordance with past practice and in a commensurate amount.

         P. The Corporation shall not engage in any transaction regarding its stock or options with respect thereto different in character or scale than those in which it has customarily engaged without the Buyer's prior written consent (which shall not be unreasonably withheld).

         Q. The Corporation shall not issue stock or cash dividends on the Corporation's shares.

19.      EMPLOYEES OF THE CORPORATION

         A.       The Seller and Corporation warrant and represent that:

                  (1) The employees of the Corporation do not have any interest in any of the Corporation's property, real or personal or tangible or intangible.

                  (2) The attached Exhibit J, entitled, "Employees of the Corporation", dated July 31, 1998 sets forth all employees of the Corporation, their compensation, vacations, holidays and other fringe benefits, and attaches a true and complete copy of any employment contract with respect to said employees (or any of them) by which the Corporation is bound.

         B. As a condition precedent to Seller's obligation to close, Buyer and Raymond Fournier, and Buyer and Octavio Estrada shall have reached agreements on satisfactory employment arrangements for said individuals with the Corporation. This condition may be waived by Seller for any reason in its sole and absolute discretion, and it is specifically acknowledged that Raymond Fournier and Octavio Estrada are not third party beneficiaries of this Agreement; except to the extent that either may have a beneficial interest in the Seller.

20.      DUE DILIGENCE AND INSPECTION OF RECORDS

         The Buyer has the right to inspect, or have inspected by a Certified Public Accountant or other appropriately qualified consultant or advisor appointed by the Buyer and at Buyer's expense, the books and records of the Corporation and the operations of the Corporation. Seller and the Corporation will make available to Buyer, Buyer's counsel, accountants, and other representatives access to such information and documents regarding the Corporation's business operations and financial records as Buyer may reasonably request including a review of all insurance contracts, accounts, material contracts, licenses, bonds, reports to regulatory authorities, agency agreements, reinsurance agreements, litigation files (including environmental cases, and other run-offs on previous property and casualty coverages) and all regulatory files as to administrative proceedings involving the Corporation and the status of any orders or consent decrees issued in connection therewith, and any audit or other review of the Corporation's financial records. Seller and the Corporation will authorize the Corporation's attorneys and accountants to discuss freely the affairs of the Corporation with the Buyer and its counsel, accountants or other representatives. In accordance with the Preliminary
Acquisition Agreement, Buyer shall keep confidential and cause its agents, attorneys and accountants to keep confidential the information reviewed during due diligence.

21.      LABOR RELATIONS

         The Corporation warrants and represents that there is no employment discrimination, wrongful discharge or other employment complaint or litigation pending and no work stoppage pending or threatened with respect to the business of the Corporation and no applications for certification of a collective bargaining agent or other union organization activity with respect to the Corporation or its employees are pending or anticipated.

22.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Buyer, Seller and the Corporation herein shall survive the Closing.

23.      BINDING ON SUCCESSORS

         Subject to Section 31, this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Buyer and Seller.

24.      BROKERS AND EXPENSES

         A. Buyer, Seller and the Corporation warrant and represent to each other that neither has employed any broker, finder or other person or entity in connection with matters contemplated by this Agreement.

         B. Buyer and Seller shall indemnify each other from any claim and any costs associated therewith by any such broker, finder, person or entity.

         C. Each of the parties hereto shall pay all expenses and disbursements incurred by it, its officers, employees, attorneys, accountants, financial advisers and other agents and representatives in connection with this Agreement and the performance of its obligations hereunder.

25.      CHANGES TO SELLER'S WARRANTIES AND REPRESENTATIONS

         If there are any changes to the Seller' s and the Corporation's warranties or representations set forth in this Agreement, the Seller or the Corporation, as the case may be, shall notify the Buyer immediately in writing of such changes by certified or registered mail, return receipt requested or by delivery to Buyer's President in person of such writing.

26.      SECTION HEADINGS

         The heading or subheadings of sections contained herein are used for convenience and ease of reference and shall not limit the scope or intent of the section.

27.      ARBITRATION AND APPLICABLE LAW

         Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration to be held in St. Thomas, U.S. Virgin Islands in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators shall be final and may be entered in any court having jurisdiction thereof. This Agreement shall be governed by the laws of the U.S. Virgin Islands.

28.      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are hereby incorporated by reference:

         A. Exhibit A entitled, "Non-Transferred Assets of the Corporation", dated July 31,1998.

         B.    Exhibit B entitled, "Marilyn Claims List", dated July 31, 1998.

         C.    Exhibit  C.  entitled,   "Articles  of  Incorporation  of  the
               Corporation", dated July 31, 1998.

         D.    Exhibit D  entitled,  "Bylaws of the Corporation", dated July 31,
               1998.

         E. Exhibit E entitled, "Encumbered Assets of the Corporation", dated July 31, 1998.

         F. Exhibit F entitled, "Financial Statements of the Corporation", dated July 31, 1998.

         G Exhibit F.1 entitled, "Material Contracts of the Corporation", dated July 31, 1998.

         H. Exhibit G entitled, "Litigation of the Corporation and/or Seller" , dated July 31, 1998.

         I. Exhibit H entitled, "Officers, Directors, Bank Accounts and Safe Deposit Boxes of the Corporation," dated July 31, 1998.

         J. Exhibit I entitled, "Employees Benefit Plans of the Corporation, dated July 31, 1998.

         K Exhibit J entitled, "Employees of the Corporation," dated July 31, 1998.

         L. Exhibit K entitled, "Status of Corporation's Software and Related Hardware", dated July 31, 1998.

29.      NOTICES AND CORRESPONDENCE

         All notices and correspondence shall be sent by either party to the other in all matters dealing with this Agreement to the following addresses:

                  (a)      To the Seller          Sue Boland
                                                  President
                                                  UNLIMITED HOLDINGS, INC.
                                                  P.O. Box 9109
                                                  St. Thomas, U.S. Virgin
                                                       Islands 00801

                  (b)      To the Corporation:    Raymond L. Fournier
                                                  President
                                                  GUARDIAN INSURANCE COMPANY,
                                                       INC.
                                                  P.O. Box 9109
                                                  St. Thomas, U.S. Virgin
                                                       Islands 00801

                  with a copy to:                 Maria T. Hodge, Esq.
                                                  HODGE & FRANCOIS
                                                  1340 Taarneberg
                                                  St. Thomas, U.S. Virgin
                                                       Islands 00802

                  (c)      To the Buyer:          John P. de Jongh, Jr.,
                                                  President
                                                  LOCKHART CARIBBEAN CORPORATION
                                                  No. 44 Estate Thomas
                                                  P.O. Box 7020
                                                  Charlotte Amalie St. Thomas
                                                  U.S. Virgin Islands  00801

                  with a copy to:                 Thomas C. O'Keefe, Esq.
                                                  DUDLEY, TOPPER AND FEUERZEIG
                                                  1A Frederiksberg Gade
                                                  St. Thomas, U.S. Virgin
                                                       Islands 00802

or any other address provided prior written notice is given to the other party.

30.      NOTICES AND CORRESPONDENCE

         The Seller acknowledges that it has used as its counsel for the negotiation of this Agreement the attorneys also used by the Corporation in the conduct of the Corporation's business: nevertheless, Seller is satisfied that it has received proper legal advice in connection with the execution of this Agreement.

31.      ASSIGNMENT

         This Agreement is personal in nature and none of the parties hereto shall, without the written consent of the others, assign or transfer its rights or obligations hereunder to another company or person, except that the Buyer may transfer all or any portion of its rights or obligations hereunder(excluding its guaranty under Section 32) to any of its wholly-owned subsidiaries without such prior written consent.

32.      EAGLE STAR AND RMS ACCOUNTS RECEIVABLE CLAIMS

         The Corporation currently is the plaintiff in two separate, pending lawsuits, the "RMS Claim" (_________ v. ________) ( )and the "Eagle Star Claim" (________ v. _______)( ). The Buyer agrees to cause the Corporation to continue to pursue these lawsuits following Closing, under the terms and conditions hereinafter set forth.

         A. In the event that the Corporation still is pursuing the RMS Claim as of the Closing Date, Buyer agrees to cause the Corporation to continue to pursue the RMS Claim, subject to the conditions set forth herein. However, if, at any time, the lawsuit causes a materially adverse financial effect on the conduct of the Corporation's business, the Corporation may discontinue pursuing the claim with consent of the Seller. The proceeds of any judgement obtained in favor of the Corporation on the RMS Claim shall be paid to Seller, after deduction for contingent attorney's fees, any expenses incurred by the Corporation in pursuing the RMS Claim after the Closing Date and after allowance for a reserve for any taxes associated with the recovery incurred by the Corporation. In the event that the funds recovered are payable in installments over time, the full amount of the expenses, attorney's fees, and taxes shall be reimbursed to the Corporation before any payment is made to the Seller.

         B. In the event that the Corporation still is pursuing the Eagle Star Claim as of the Closing Date, Buyer agrees to cause the Corporation to continue to pursue the Eagle Star Claim, subject to the conditions set forth herein. Seller shall present, at Closing, a paid receipt from the law firm of Hodge & Francois, indicating that all attorney's fees, costs and expenses incurred by the Corporation in the pursuit of the Eagle Star Claim have been paid in full, through the month immediately preceding the Closing Date. Following Closing, the Corporation shall continue to pursue, and shall pay the costs of continuing to pursue the Eagle Star Claim. However, if, at any time, the lawsuit causes a materially adverse effect on the conduct of the Corporation's business, the Corporation may discontinue pursuing the Eagle Star Claim upon delivery by the Buyer to Seller of such number of additional shares of the corporate stock of Buyer as shall equal One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) at the time of delivery. In the event that the Eagle Star Claim is settled, or a judgment in favor of the Corporation is rendered, the "net proceeds" (as hereinafter defined), paid to the Corporation shall be paid to Seller. The "net proceeds" shall be the funds recovered on the case, reduced by
(a) all costs and expenses, including, but not limited to, attorney's fees, paid by the Corporation from and after the Closing Date; (b) interest, at the legal rate (currently 9%), on said costs and expenses, from the date the costs and expenses were incurred, until the date of payment of the proceeds to the Corporation; and (c) any taxes associated with the receipt or disbursement of the funds recovered. In the event that the funds recovered are payable in installments over time, the full amount of the expenses, attorney's fees, interest, and taxes shall be reimbursed to the Corporation before any payment is made to the Seller. The foregoing notwithstanding, should the Eagle Star Claim still be pending three (3) years from the Closing Date, fifty percent (50%) of all legal fees and other costs of the litigation thereafter incurred by the Corporation shall be reimbursed by the Seller on a current basis upon presentation of evidence of the expenses incurred. Further, should the Seller exercise its right to have the Buyer redeem the Acquisition shares as provided in Section 4 hereof, from and after the date of said redemption all legal fees and other costs of the litigation shall be borne by the Seller on a current basis.

         C. The payment obligations of the Corporation arising pursuant to the foregoing subsections shall be unconditionally guaranteed by the Buyer from and after the Closing. The provisions of this Section 32 shall survive the Closing.

33.      TERMINATION

         This Agreement may be terminated by either Seller of Buyer, if the terminating party is not then in breach of any material obligation under this Agreement, on written notice to the other at any time prior to Closing as follows:

         (i) By Buyer or Seller, as the case may be, if the other shall be in material breach of any of the provisions applicable to it hereunder and provided that such material breach shall not have been cured within 30 days of receipt of the breaching party of written notice describing in detail such breach;

         (ii) By mutual agreement of Buyer and Seller at any time, set forth in writing executed by other party;

         (iii) By Buyer or Seller, if any of the conditions to their respective performance obligations under Sections 7 and 8 are not satisfied on or before October 31, 1998; or

         (iv) By Buyer or Seller by written notice to the other, if a court of competent jurisdiction or other governmental authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, permanently enjoining or otherwise such order, decree, ruling or other action shall have become final and nonappealable.

         In the case of termination of this Agreement pursuant to this Section 33, each party will pay all of its costs and expenses and neither will have any further liability or obligation of any nature to the other.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement which is effective as of July 31, 1998.

                                        CORPORATION:

WITNESSES:                              GUARDIAN INSURANCE COMPANY, INC.

/s/ J. Summer Westman           By:     /s/ Raymond L. Fournier
-------------------------               -----------------------------------
                                        Raymond L. Fournier, President
                                                   [Seal]

/s/ Lisa N. Sweet               Attest:  /s/ Octavio Estrada
-------------------------                -----------------------------------
                                         Octavio Estrada , Secretary

                                          SELLER:

                                          UNLIMITED HOLDINGS, INC.


/s/ Warner L. Bowers, Jr.         By:     /s/ Sue Boland
-------------------------                 -----------------------------------
                                          Sue Boland, President
                                                [Seal]

                                 Attest:  /s/ Raymond L. Fournier
-------------------------                 -----------------------------------
                                          Raymond L. Fournier, Secretary

                                          BUYER:

                                          LOCKHART CARIBBEAN CORPORATION


/s/ J. Summer Westman             By:     /s/ John P. deJongh, Jr.
-------------------------                 -----------------------------------
                                          John P. de Jongh, Jr., President
                                              [Seal]

/s/ Lisa N. Sweet               Attest:   /s/ Christine O'Keefe
-------------------------                 -----------------------------------
                                          Christine O'Keefe, Secretary